UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 8, 2008

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33521	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On September 8, 2008, InfoLogix, Inc. received an agreement from Mercedes Benz USA, LLC (“Mercedes”) for the coordination and implementation of a wireless enterprise class mobile solution to support Mercedes’ Pre-delivery Inspection Program (“PDI”) for 359 of its dealerships in North America. InfoLogix will provide Mercedes a fully integrated hand-held mobile solution which leverages the latest advancements in wireless mobile technology, and will support future requirements.  In order to simplify the production rollout of the solution for Mercedes, InfoLogix will provide support services for all of the 359 dealerships, including software provision and configuration of 650 wireless mobile devices bound for Mercedes’ dealerships. Each unit will incorporate asset tag technology, and InfoLogix will be managing these assets through its web-based customer care portal for future asset tracking, maintenance and software management of Mercedes’ PDI mobile solution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: September 24, 2008	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer